Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

dated as of August 15, 2003

among

DURECT CORPORATION

BIRMINGHAM POLYMERS, INC.

ABSORBABLE POLYMER TECHNOLOGIES, INC.

AND THE

PRINCIPAL SHAREHOLDERS OF ABSORBABLE POLYMER TECHNOLOGIES, INC.

ii

EXHIBITS

EXHIBIT A    -    EMPLOYMENT AGREEMENT

EXHIBIT B    -    SHAREHOLDERS AGREEMENT

EXHIBIT C    -    PRINCIPAL SHAREHOLDERS

EXHIBIT D    -   OPINION OF COUNSEL TO TARGET

EXHIBIT E    -    OPINION OF COUNSEL TO ACQUIROR

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of August 15, 2003 (this “Agreement”), is entered into by and among Durect Corporation, a Delaware corporation (“Acquiror”), Birmingham Polymers, Inc., an Alabama corporation and a wholly owned Subsidiary of Acquiror (“Sub”), Absorbable Polymer Technologies, Inc., an Alabama corporation (“Target”), and certain shareholders of Target (“Principal Shareholders”).

RECITALS

A. The Boards of Directors of Acquiror, Sub and Target deem it advisable and in the best interests of each corporation and their respective shareholders that Acquiror and Target combine in order to advance the long-term business interests of Acquiror and Target;

B. The combination of Acquiror, Sub and Target shall be effected by the terms of this Agreement through a transaction in which Target will merge with and into Sub, with Sub surviving as a wholly owned Subsidiary of Acquiror and the shareholders of Target will become shareholders of Acquiror (the “Merger”);

C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

D. For accounting purposes, it is intended that the Merger shall be accounted for under purchase method accounting;

E. Contemporaneously with the execution of this Agreement, Target shareholders holding, in the aggregate, one hundred percent (100%) of the Common Stock of Target, shall have executed and delivered actions by written consent pursuant to which such shareholders have, among other things, voted their shares of Target capital stock in favor of the Merger;

F. As a condition and inducement to Acquiror’s willingness to enter into this Agreement, James P. English has, concurrently with the execution of this Agreement, executed and delivered an Employment Agreement in the form attached hereto as Exhibit A (the “Employment Agreement”), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below); and

G. As a further condition and inducement to Acquiror’s willingness to enter into this Agreement, certain shareholders of Target have executed and delivered to Acquiror Shareholders Agreements in the form attached hereto as Exhibit B (the “Shareholders Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1 Effective Time of the Merger.

(a) Subject to the provisions of this Agreement, articles of merger (the “Articles of Merger”) in such mutually acceptable form as is required by the relevant provisions of the Alabama Business Corporation Act (“Alabama Law”) shall be duly executed and delivered by the parties hereto and therefor delivered to the Secretary of State of the State of Alabama for filing on the Closing Date (as defined in Section 1.2).

(b) The Merger shall become effective upon the due and valid filing of the Articles of Merger with the Secretary of State of the State of Alabama or at such time thereafter as is provided in the Articles of Merger (the “Effective Time”).

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., California time, on August 15, 2003 or such other date to be specified in writing by Acquiror and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (the “Closing Date”), at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California.

Section 1.3 Effects of the Merger.

(a) At the Effective Time (i) the separate existence of Target shall cease and Sub shall be merged with and into Target and Sub will be the surviving corporation of the Merger (Sub and Target are sometimes referred to herein as the “Constituent Corporations” and Sub following consummation of the Merger is sometimes referred to herein as the “Surviving Corporation”), (ii) the Articles of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

(b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Alabama Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

Section 1.4 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Common Stock, $0.01 par value, of Target (“Target Common Stock”), or on the part of the holder of the shares of capital stock of Sub:

(a) Cancellation of Acquiror-Owned and Target-Owned Stock. Any shares of Target Common Stock that are owned by Acquiror, Sub, Target or any other direct or indirect wholly owned Subsidiary (as defined below) of Acquiror or Target shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange. As used in this Agreement, the word “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(b) Conversion of Target Common Stock at the Effective Time.

(i) Subject to Sections 2.2 and 2.4, each issued and outstanding share of Target Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of a fully paid and nonassessable shares of

Acquiror Common Stock (as defined in Section 4.2) equal to the “Exchange Ratio”, as defined in and determined in accordance with the provisions of this Section 2.1(b), the right to receive Subsequent Merger Consideration, as set forth in Section 2.1(c) and the right to receive cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section 2.6 (the “Merger Consideration”). All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock to be issued, and any cash in lieu of fractional shares of Acquiror Common Stock to be paid, in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest.

(ii) The “Closing Consideration Shares” shall be equal to a number of shares of Acquiror Common Stock calculated by dividing (u) $1,000,000 plus (v) the difference between (i) the receivables listed on Target’s balance sheet approved by Acquiror as of the day before the Closing Date and (ii) the liabilities listed on Target’s balance sheet approved by Acquiror as of the day before the Closing Date; provided, however, than in no event shall the amount set forth in this Section 2.1(b)(ii)(v) exceed $25,000 by (w) the average of the last reported sales prices of Acquiror’s Common Stock for the 15 trading days ending three days prior to the Closing Date (as adjusted for stock splits, stock dividends, recapitalizations and the like). The “Exchange Ratio” shall be equal to the quotient obtained by dividing (x) the number of the Closing Consideration Shares by (y) the sum of the number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time. The allocation of the Closing Consideration Shares among each of the Former Target Shareholders (as defined in Section 2.1(c)) based upon the capitalization of Target as of the date of this Agreement is set forth in the Target Disclosure Schedule (“Pro Rata Portion”).

(iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Acquiror Common Stock or Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted.

(c) Subsequent Merger Consideration. In addition to the Closing Consideration Shares, the Acquiror shall pay the shareholders of Target immediately prior to the Effective Time (the “Former Target Shareholders”) aggregate consideration of $1,000,000, subject to the provisions in this Section 2.1(b). Within thirty days of the first anniversary of the Closing Date, and subject to the provisions set forth in Sections 2.1(b)(i) and Article X hereof, Acquiror shall pay to the Former Target shareholders aggregate consideration of $250,000, the “First Anniversary Merger Consideration.” Within thirty days of the second anniversary of the Closing Date, and subject to the provisions set forth in Section 2.1(b)(i) below, Acquiror shall pay to the Former Target Shareholders aggregate consideration of $250,000, the “Second Anniversary Merger Consideration.” Within thirty days of the third anniversary of the Closing Date, and subject to the provisions set forth in Section 2.1(c)(i) below, Acquiror shall pay to the Former Target Shareholders aggregate consideration of $500,000, the “Third Anniversary Merger Consideration.” The First Anniversary Merger Consideration, the Second Anniversary Merger Consideration and the Third Anniversary Merger Consideration together shall constitute the “Subsequent Merger Consideration” and will be payable in either cash or shares of Acquiror Common Stock, or a combination of both, at Acquiror’s option and in Acquiror’s sole discretion. If any portion of the Subsequent Merger Consideration is paid in cash then the amount of such payment shall be grossed up by an amount equal to the applicable federal and state capital gains taxes due; provide, however that in no event will the aggregate amount of all cash payments to the Former Target Shareholders hereunder exceed $1,250,000 and any amounts in excess of $1,250,000 shall be paid in Acquiror Common Stock. If the Subsequent Merger Consideration is paid in Acquiror Common Stock, then the aggregate number of shares of Acquiror Common Stock to be issued as Subsequent Merger Consideration will equal the amount of the respective consideration divided by the average of the last reported sales prices of Acquiror Common Stock for the 15 trading days ending three days prior to the anniversary for which such payment is due.

(i) on first, second and third anniversaries of the Closing Date, except with respect to Dissenting Shares, each Former Target Shareholder shall be entitled to receive such Former Target Shareholder’s Pro Rata Portion of the Subsequent Merger Consideration, either in cash or in Acquiror Common Stock rounded down to the nearest whole share, and cash in lieu of fractional shares as set forth in Section 2.6; and

(ii) Acquiror shall take all corporate action necessary to (A) reserve for issuance a sufficient number of shares of Acquiror Common Stock to be issued as Subsequent Merger Consideration and (b) cause Subsequent Merger Consideration issuable pursuant to Section 2.2(c)(i) to be promptly delivered to the Former Target Shareholders.

(iv) The Subsequent Merger Consideration shall, at the option of James P. English and Charlotte P. English, become payable in full immediately upon a change of control of Acquiror or Sub. For purposes of this Section 2.1, a change of control of Acquiror or Sub shall be deemed to occur if the Acquiror or Sub shall sell, convey, or otherwise dispose of all or substantially all of their property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Acquiror or Sub), provided that a transaction in which the shareholders of the Acquiror or Sub immediately prior to the transaction own 50% or more of the voting power of the surviving Acquiror or Sub following the transaction shall not be deemed a change of control.

Section 2.2 Limitation on Number of Acquiror’s Shares Issued.

Notwithstanding anything to the contrary set forth herein, in no event shall the maximum number of shares of Acquiror Common Stock issued in connection with the Merger exceed 19.9% of the number of shares of Acquiror Common Stock outstanding on the date of this Agreement.

Section 2.3 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock held by a holder who has exercised such holder’s appraisal rights in accordance with Article 13 of Alabama Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (“Dissenting Shares”), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Alabama Law.

(b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock who demands his/her/ appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his/her/ rights to receive payment for the fair market value of such shares under Alabama Law, then, as of the later of the Effective Time or the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the Merger Consideration without interest, upon surrender of the certificate or certificates representing such shares.

(c) Target shall give Acquiror (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Article 13 of Alabama Law, withdrawals of such demands, and any other instruments served pursuant to Alabama Law and received by the Target and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Alabama Law. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal rights with respect to Target Common Stock or offer to settle or compromise any such demands.

Section 2.4 Exchange of Certificates.

(a) From and after the Effective Time, each holder of an outstanding certificate or certificates (“Certificates”) which represented shares of Target Common Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Acquiror (or at Acquiror’s option, an exchange agent to be appointed by Acquiror), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock into which the Target Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement, provided that no certificates representing Subsequent Merger Consideration will be issued prior to the times outlined in Section 2.1(d) above. Acquiror shall cause letters of transmittal (“Letters of Transmittal”) to be delivered to each holder of Target Common Stock not later than ten (10) business days following the Effective Date, for the purpose of effecting the exchange of the Certificates. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Acquiror. Until surrendered, each outstanding Certificate, which prior to the Effective Time represented shares of Target Common Stock, shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock into which the shares of Target Common Stock have been or will be converted, the right to receive any Subsequent Merger Consideration payable in cash and the right to receive cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section 2.6, but shall, subject to applicable appraisal rights under Alabama Law and Section 2.3, have no other rights. Subject to applicable appraisal rights under Alabama Law and Section 2.3, from and after the Effective Time, the holders of shares of Target Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock into which such shares of Target Common Stock have been converted and the right to receive cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section 2.6. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock outstanding immediately prior to the Effective Time.

(b) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Acquiror nor Target shall be liable to a holder of shares of Target Common Stock for shares of Acquiror Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement and shall pay cash in lieu of fractional shares of Acquiror Common Stock to be paid in consideration therefor in accordance with Section 2.6. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.5 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender, payable with respect to such whole shares of Acquiror Common Stock.

Section 2.6 No Fractional Shares. No certificate or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the average of the last reported sales prices of Acquiror’s common stock for the 15 trading days ending three days prior to the Closing Date or other applicable payment date (the “Average Stock Price”).

Section 2.7 Tax and Accounting Consequences.

(a) It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each of the parties agrees to cooperate in order to qualify the transaction as a reorganization within the meaning of Section 368 of the Code and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization.

(b) It is intended by the parties hereto that the Merger shall be accounted for as a purchase transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TARGET AND THE PRINCIPAL SHAREHOLDERS

Target and the Principal Shareholders identified on Exhibit C hereto represent and warrant to Acquiror and Sub that the statements contained in this Article III are true and correct on and as of the date of this Agreement and shall be true and correct at all times until the Closing Date, except as expressly set forth in the disclosure schedule delivered by Target to Acquiror on the date of this Agreement (the “Target Disclosure Schedule”). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

Section 3.1 Organization of Target. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could reasonably be expected not to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), or results of operations (provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect (as defined below): (a) any failure by the Target to meet internal projections or forecasts; (b) any adverse change, event or effect attributable or relating to the announcement or pendency of the Merger; and (c) any adverse change, event or effect attributable or relating to conditions affecting the industry or industry sector in which the Target or the Acquiror or any of its Subsidiaries, as applicable, participates or the U.S. economy as a whole) (a “Material Adverse Effect”) of Target. The Target Disclosure Schedule contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

Section 3.2 Target Capital Structure.

(a) The authorized capital stock of Target consists of 2,000 shares of Target Common Stock, par value $0.01 per share. As of the date of this Agreement, there are (a) 2,000 shares of Target Common Stock issued and outstanding, none of which are subject to repurchase rights, (b) no options or option plans to purchase shares of Target Common Stock issued and (c) no warrants, warrant agreements or other agreements, written or oral, to purchase shares of Target Common Stock. The issued and outstanding shares of Target Common Stock are held of record by the persons set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule as of the date hereof. All shares of Target Common Stock specified above have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Target Common Stock were issued in compliance with applicable federal and state securities laws. Except as set forth in the Target Disclosure Schedule, there are no obligations, contingent or otherwise, of Target or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Target Common Stock or capital stock of any Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

(c) Target does not own, directly or indirectly, any Subsidiary. Except as set forth in the Target Disclosure Schedule Target does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 3.3 Authority; No Conflict; Required Filings and Consents.

(a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents (as defined below) to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, and on or before the Closing Date the principal terms of the Merger shall have been approved by Target’s shareholders under the provisions of Alabama Law and Target’s Articles of Incorporation and Bylaws. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable by Acquiror against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, “Transaction Documents” means all documents or agreements required to be delivered by any party under this Agreement including the Articles of Merger, the Employment Agreement, the Shareholders Agreements and the Noncompetition Agreements.

(b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of their respective properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its respective properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which are listed on the Target Disclosure Schedule or which would not reasonably be expected to have a Material Adverse Effect on Target.

(c) None of the execution and delivery by Target of this Agreement or of any other Transaction Document to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”), except for (i) the filing of the Articles of Merger with the Alabama Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Target Disclosure Schedule or which, if not obtained or made, could be expected to have a Material Adverse Effect on Target or any Subsidiaries.

Section 3.4 Financial Statements; Absence of Undisclosed Liabilities.

(a) Target has delivered to Acquiror copies of Target’s unaudited consolidated balance sheets and profit and loss statements as of December 31, 2002 (the “Most Recent Balance Sheet”), and the related unaudited consolidated statement of shareholders’ equity for the year ended December 31, 2002, respectively and Target’s unaudited consolidated balance sheets, profit and loss statements and stockholder’ equity for the period ended the day before the Closing Date (together with the Most Recent Balance Sheet, the “Target Financial Statements”).

(b) The Target Financial Statements are in accordance with the books and records of Target and present fairly in all material respects, subject to adjustments approved by both Acquiror and Target and matters disclosed in the Target Disclosure Schedule, the financial position, results of operations and cash flows of Target as of their historical dates and for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles as prepared by Quickbook Pro ‘99 (“GAAP”) (except that unaudited financial statements do not have notes thereto and may be subject to ordinary year-end adjustments) applied on a basis consistent with prior periods. The reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they were made.

(c) Target has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet. All debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its respective businesses.

Section 3.5 Tax Matters.

(a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

(i) The term “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

(ii) The term “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

(b) All Returns required to be filed prior to the date hereof by or on behalf of Target have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet delinquent or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

(c) The amount of Target’s liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with GAAP applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to and including the Effective Time will be incurred) and no material amount of gross taxable income has been realized (or prior to the Effective Time will be realized) since such date other than in the ordinary course of business.

(d) Target has made available to Acquiror true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or its Subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target or its Subsidiaries. Neither Target nor any Subsidiary does business in or derives income from any state other than states for which Returns have been duly filed and furnished to Acquiror.

(e) Except as disclosed in the Target Disclosure Schedule, the Returns of Target have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Target’s knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Target has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Target is not a party to any action or proceeding for assessment or collection of Taxes, nor to the Knowledge of Target has such event been asserted or threatened (either in writing or orally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

(f) Except as may be required as a result of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to

Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

(g) Target is not and has never been a party to any tax sharing agreement.

(h) Target is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Acquiror is not required to withhold tax by reason of Section 1445 of the Code. Target is not a “consenting corporation” under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target or any Subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target is not and has never been a “reporting corporation” subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

Section 3.6 Absence of Certain Changes or Events. Since December 31, 2002, other than as set forth on the Target Disclosure Schedule, Target has not:

(a) suffered any material adverse change in its business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects or results of operations (provided, however, that any adverse change, event or effect attributable or relating to conditions affecting the industry or industry sector in which the Target or the Acquiror or any of its Subsidiaries, as applicable, participates or the U.S. economy as a whole shall be taken into account) (“Material Adverse Change”);

(b) suffered any damage, destruction or loss, whether covered by insurance or not;

(c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its respective directors, officers, employees or consultants;

(d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

(e) issued any shares of capital stock or any warrants, rights, options or entered into any commitment relating to the shares of Target;

(f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, except as may be required to be adopted under GAAP;

(g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $10,000, except with respect to property worn out in the ordinary course of business;

(h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

(i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

(j) made any capital expenditure or commitment individually in excess of $25,000 or in the aggregate in excess of $50,000;

(k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or shareholders or any Affiliate of any of the foregoing, except for travel advances in the ordinary course of business;

(l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

(m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations and warranties of Target and the Principal Shareholders contained in this Agreement.

Section 3.7 Title and Related Matters. Except as disclosed in the Target Disclosure Schedule, Target has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable, liens effecting a landlord’s interest in property leased to Target and minor imperfections of an encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Target used in the operation of their respective businesses is, taken as a whole, (i) adequate for the business presently conducted by Target and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors’ rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the Knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Target Disclosure Schedule contains a description of all items of capital assets with an individual net book value in excess of $1,000 and real property leased, in each case either or owned by Target, describing its interest in said property. True and correct copies of Target’s real property and personal property leases have been provided to Acquiror or its representatives. Target does not hold title, either directly or through a third party, to any real property.

Section 3.8 Proprietary Rights.

(a) Except as set forth on the Target Disclosure Schedules, Target owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, formulas, compositions of matter, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of their respective business as conducted as of the date of this Agreement, including, without limitation, the technology, formulations, and all proprietary rights developed or discovered or used in connection with or contained in all materials and products sold by Target or any product which has been or is being distributed or sold by Target or currently is or proposed to be under development by Target (collectively, the “Target Products”), and with respect to the foregoing which Target own all right, title and interest therein and thereto, free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as “Target Proprietary Rights”). The Target Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the “Third Party Licenses”) relating to any patents, copyrights, trade secrets, formulations, software, inventions, technology, know-how, processes or other proprietary rights that Target is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in

Target Products (such patents, copyrights, trade secrets, formulations, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the “Third Party Technology”), provided that such list need not include any license for standard generally commercially available “off-the-shelf” third party products, and (iii) list of all licenses and other agreements with third parties relating to any information, compilations, formulations or compositions of matter that Target or any Subsidiary is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Products, provided that such list need not include any license for standard generally commercially available “off-the-shelf” third party products. All of Target’s patents, copyrights, trademarks, trade names or Internet domain name registrations are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or, to the Knowledge of Target, threatened against Target (and Target is not aware of any claims which are likely to be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target’s use, possession, manufacture, sale or distribution of Target Products under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto to which Target is a party (including, without limitation, the Third Party Licenses) or alleging a violation of any confidentiality rights. Target knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target of any of the Target Proprietary Rights or Target Products. None of the Target Products or products currently under development nor the use or exploitation of any Target Proprietary Rights in Target’s current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and Target has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

(b) Except as disclosed in the Target Disclosure Schedule, Target has not granted any third party any right to make, use, sell, distribute, market or exploit any of the Target Products or any derivatives thereof or any Target technology under development.

(c) All inventions, methods, formulations, designs, drawings, specifications, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Target Proprietary Rights or Target Products at any stage of their development (the “Target Components”) were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable confidentiality and invention assignment agreements, copies of which or the form of which have been delivered to Acquiror. Target has at all times used commercially reasonable efforts to treat the Target Proprietary Rights that are not otherwise protected by patents, patent applications, or copyrights (“Confidential Information”) as containing Confidential Information or trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of the nature of such confidential information or such trade secrets by release into the public domain.

(d) To the Target’s Knowledge, no employee, contractor or consultant of Target is in violation of any term of any written employment contract, intellectual property disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or, to Target’s Knowledge, any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Target Products or the Target Proprietary Rights.

(e) Each person presently or previously employed by Target (including independent contractors, if any) has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Acquiror or its representatives.

(f) No product liability or warranty claims have been communicated in writing to or threatened against Target or Subsidiary.

(g) To Target’s Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Except as disclosed in the Target Disclosure Schedule, Target has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any Target Proprietary Rights or for any other reason.

(h) All use, disclosure or appropriation by Target or, to the best Knowledge of Target, by another party pursuant to rights granted to it by Target, of Confidential Information owned by Target to a third party has been pursuant to the terms of a written agreement between Target and such third party or between such other party and such third party. All use, disclosure or appropriation by Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

Section 3.9 Employee Benefit Plans.

(a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the “Target Employee Plans”).

(b) Target has delivered to Acquiror or its representatives a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified, and has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to such Target Employee Plan and applicable from the date of its adoption. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

(c) Except as set forth in the Target Disclosure Schedule: (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and at the expense of the participant or the participant’s beneficiary; (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each ERISA Affiliate has performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and, to Target’s Knowledge there is no material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code; (viii) with respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multi-employer plan” as defined in Section 3(37) of ERISA or any plan maintained by more than one employer within the meaning of Section 413(c) of the Code.

(d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder, (ii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations thereunder.

(e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider or (iii) result in compensation paid or payable to any employee of Target which compensation is non-deductible by reason of the application of Section 162(m) or 280(G) of the Code.

(f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

Section 3.10 Bank Accounts. The Target Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target or any Subsidiary maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

Section 3.11 Contracts.

(a) Except as identified in the Target Disclosure Schedules:

(i) Target has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Target of any Target Products or Target Proprietary Rights. Without limiting the foregoing, except as set forth on the Target Disclosure Schedule, Target has not granted to any third party (including, without limitation, partners, distributors, original equipment manufacturers (“OEMs”) and customers) any rights to manufacture use, sell or distribute any of the Target Products or products covered by Target Proprietary Rights, nor has Target granted to any third party any exclusive rights of any kind (including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or embodiments of any of the Target Products or products covered by Target Proprietary Rights), nor has Target granted any third party any right to market any of the Target Products or products covered by Target Proprietary Rights.

(ii) Target has no Third Party Licenses.

(iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures in excess of $25,000 by or to Target or such Subsidiary.

(iv) Target has no outstanding supply or development contract, commitment or proposal (including, without limitation, any feasibility studies, testing or other agreements).

(v) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers.

(vi) Target has no employment agreements or any independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days’ notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

(vii) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

(viii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

(ix) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

(x) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target or such Subsidiary in excess of $10,000.

(xi) Target has no agreements pursuant to which it has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

(xii) There are no agreements, instruments or contracts to which Target is a party or by which it is bound that involve obligations (contingent or otherwise) of, or payment to, Target in excess of $25,000.

The agreements, documents and instruments set forth on the Target Disclosure Schedule are referred to herein as “Material Contracts.” True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Acquiror or its representatives.

(b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. No Material Contract contains any liquidated damages, penalty or similar provision. To the Knowledge of Target, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

(c) Target is not in default under or in breach or violation of, nor, to Target’s Knowledge, is there any valid basis for any claim of default by Target or any Subsidiary under, or breach or violation by Target of, any material provision of any Material Contract. To Target’s Knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of any Material Contract.

(d) Except as specifically indicated on the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or, to the Knowledge of Target, threatened that could require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

Section 3.12 Orders, Commitments and Returns. All accepted supply or development arrangements entered into by Target were made in the ordinary course of business. There are no oral contracts or arrangements for the development or sale of any other product or service by Target.

Section 3.13 Compliance With Law. Target and the operation of its business is in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Target nor to Target’s Knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

Section 3.14 Labor Difficulties; No Discrimination.

(a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the Knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the Knowledge of Target, threatened against Target . To the Knowledge of Target, no union organizing activities are taking place with respect to the business of Target . No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the Knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Target has not experienced any material work stoppage or other material labor difficulty.

(b) Target is in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There is and has not been any claim against Target, or its respective officers or employees, or to the Target’s Knowledge, threatened against Target, its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, or based on actual or alleged breach of contract with respect to any person’s employment by Target, nor, to the Target’s Knowledge, is there any basis for any such claim.

(c) There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target does not have any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the Knowledge of Target, threatened, between Target and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

(d) Target has not incurred any liability under, and has complied in all material all respects with, the Worker Adjustment Retraining Notification Act (the “WARN Act”), and to the Knowledge of Target no fact or event exists that could give rise to liability under the WARN Act.

(e) The Target Disclosure Schedule contains a list of all employees who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

Section 3.15 Trade Regulation. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to Target’s Knowledge, threatened in writing against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to the Target’s Knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against Target.

Section 3.16 Insider Transactions. To the Knowledge of Target, no affiliate (“Affiliate”) as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Target has any interest in any equipment or other property, real or personal, tangible or intangible of Target, including, without limitation, any Target Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

Section 3.17 Employees, Independent Contractors and Consultants. The Target Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to Acquiror or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by, or performing contract services for, Target . No bonus or other payment will become due to Target employees or contractors as a result of the Merger.

Section 3.18 Insurance. The Target Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently held by Target, and all claims made under such policies. To the Knowledge of Target, Target has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target are otherwise in compliance with the terms of such policies and bonds in all material respects. To the Knowledge of Target, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

Section 3.19 Accounts Receivable. Subject to any reserves set forth in the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Most Recent Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the receivables.

Section 3.20 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Target, threatened against Target or any of its respective properties, officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the Knowledge of Target, any of its respective directors or officers (in their capacities as such). To the Knowledge of Target, no circumstances exist that could reasonably be expected to result in a claim against Target as a result of the conduct of Target’s business (including, without limitation, any claim of infringement of any intellectual property right). The matters described in this Section 3.20 include, but are not limited to, those arising under any applicable federal, state and local laws, regulations and agency interpretations of the same relating to the collection and use of user information gathered in the course of Target’s operations.

Section 3.21 Governmental Authorizations and Regulations. Target has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which it currently operates or holds any interest in any of its properties or (ii) that is required for the operation of its business or the holding of any such interest, and all of such authorizations are in full force and effect.

Section 3.22 Environmental Matters.

(a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Environmental Conditions” shall mean any environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, the surface water, groundwater, surface soil, subsurface soil, air and land.

(ii) “Environmental Laws” shall mean all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, worker health or safety, pollution, damage to or protection of the environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, whether existing in the past or present or hereafter enacted, rendered, adopted or promulgated. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) (“CERCLA”); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) (“RCRA”); the Clean Air Act (42 U.S.C. 7401 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); together with their state law analogs.

(iii) “Environmental Permits” shall mean all permits, authorizations, registrations, certificates, licenses, approvals or consents required under or issued by any Governmental Entity pursuant to Environmental Laws.

(iv) “Former Facilities” shall mean any plants, offices, land, manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by Target in connection with its business, or by any former subsidiary of Target or any predecessor-in-interest of Target.

(v) “Hazardous Material” shall mean any toxic or hazardous substance, material or waste and any pollutant or contaminant, or infectious or radioactive substance or material, or any substances, materials and wastes defined or regulated under any Environmental Laws, including without limitation, solvents, asbestos, solid wastes, petroleum, polychlorinated byphenyls and urea formaldehyde.

(vi) “Property” shall mean the facilities located at 2683 Pelham Parkway, Pelham, AL 35124, presently owned by EWE, Inc. and leased by Target . (vii) “Release” shall mean any intentional or unintentional release, leakage, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

(viii) “Remedial Action” shall mean any and all: (i) investigations of Environmental Conditions, including assessments, remedial investigations, sampling, monitoring or the installation of monitoring wells; or (ii) actions taken to address Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies to the surface and subsurface soils, excavation and off-site disposal of such soils, soil vapor extraction systems, recovery wells, sumps or trenches, systems for long-term treatment of surface water or groundwater.

(b) Each of Target and the Principal shareholder represents and warrants:

(i) Permits. Section 3.22 of the Target Disclosure Schedule contains a list of all Environmental Permits necessary for the lawful conduct of business by Target, and the lawful operation of their respective assets and the Property. Target possesses all Environmental Permits necessary in order to conduct lawfully its business as it is now being conducted and use the Property as currently operated by Target . Each Environmental Permit issued to Target is in full force and effect. Target is in compliance with all requirements, terms and provisions of the Environmental Permits issued to Target and has filed on a timely basis (and updated as required) all reports, notices, applications or other documents required to be filed pursuant to the Environmental Permits. Target has submitted to Acquiror true and complete copies of all of the Environmental Permits (if any) issued to or held by Target . Target shall take all necessary actions to have such Environmental Permits transferred, renewed or reissued to Target prior to the Closing Date or immediately thereafter so as to allow Surviving Corporation to continue Target’s business and use the Property without interruption after the Closing Date. To the Knowledge of Target, there is no reasonable basis to believe that any of the Environmental Permits listed in Section 3.22 of the Target Disclosure Schedule will not transfer, renew or reissue to the Surviving Corporation in the ordinary course.

(ii) Compliance With Environmental Laws. Target’s businesses and the Property are, and at all times during the time Target or the Principal Shareholders have owned or leased the Property or Former Facilities, have been, in material compliance with all Environmental Laws then applicable to its business, the Former Facilities, or the Property. During the time that Target has leased the Property, there has been no release of a Hazardous Material to the surface, subsurface or groundwater which originated at the Property.

(iii) Reports, Disclosures and Notifications. Target has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws. Target has made available to Acquiror all reports, disclosures, notifications, applications and plans filed by Target under Environmental Laws. All such reports, disclosures, notifications, applications and plans were, when made, true, accurate and complete in all material respects, and to the Knowledge of Target, such reports, disclosures, notifications, applications and plans do not contain false or inaccurate information.

(iv) Notices. Target has not received any actual notice that Target, the Property or any of the Former Facilities: (i) is in violation of the requirements of any Environmental Permit or Environmental Laws; (ii) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Permit or Environment Laws; or (iii) has actual or potential liability under any Environmental Laws, including without limitation CERCLA, RCRA, or any comparable state or local Environmental Laws or at common law.

(v) No Reporting or Remediation Obligations. There are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to Target’s business, the Property or the use, operation or occupancy by Target of the Property or, to the Knowledge of the Target after diligent inquiry, the Former Facilities while leased by Target that result or reasonably could be expected to result in (A) any obligation of Target to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any remedial action, environmental cleanup or remediation, whether onsite or offsite; or (B) liability, either to governmental agencies or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever arising under any Environmental Law.

(vi) Liens and Encumbrance. No federal, state, local or municipal governmental agency or authority has obtained or asserted an encumbrance or lien upon the Property or any property of Target, or, to the Knowledge of the Target any of the Former Facilities while leased by Target as a result of any Release, use or cleanup of any Hazardous Material for which Target is legally responsible, nor has any such Release, use or cleanup occurred which could result in the assertion or creation of such a lien or encumbrance.

(vii) Storage Transport or Disposal of Hazardous Materials. Except as disclosed in the Target Disclosure Schedule:

(A) To the Knowledge of Target, there is not now nor has there ever been located on the Property any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Materials, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injunction systems.

(B) Target has not transported any Hazardous Material for storage, treatment or disposal, or arranged for the transportation, storage, treatment or disposal of any Hazardous Material by contract, agreement or otherwise, at or to any location used for the treatment, storage or disposal of Hazardous Material.

(viii) Future Laws. To the Knowledge of Target, there are no Environmental Laws currently enacted or promulgated, but as to which compliance is not yet required, that would require shareholder, the Surviving Corporation or the Acquiror to take any action at the Property within three (3) years from the Closing of this Agreement in order to bring Target’s ‘ businesses or the operations at the Property as presently conducted into compliance with such Environmental Laws.

Section 3.23 Corporate Documents. Target has furnished to Acquiror or its representatives: (a) copies of its Articles of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target and all applications for such permits, orders, and consents; and (d) the stock transfer books for Target, as the case may be, setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

Section 3.24 No Brokers. Neither Target, nor, to the Knowledge of Target, any Target stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

Section 3.25 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 5% of Target’s consolidated gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target has canceled or otherwise terminated prior to the expiration of the contract term, or, to Target’s Knowledge, made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after December 31, 2002 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target’s Knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target . Target has not knowingly (i) breached, or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier or Target.

Section 3.26 Target Action. The Board of Directors of Target, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of, and advisable to, Target and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Alabama Law, and (iii) directed that this Agreement and the Merger be submitted to Target shareholders who have not already approved the Merger for their approval and resolved to recommend that such Target shareholders vote in favor of the approval of this Agreement and the Merger.

Section 3.27 Offers. Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional equity that has not been issued or committed to prior to the date of this Agreement. Target has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Acquiror.

Section 3.28 Privacy Laws and Policies Compliance. Target has complied in all material respects, with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of Target’s ‘ operations, and each of Target has at all times complied with all rules, policies and procedures established from time to time with respect to the foregoing.

Section 3.29 Disclosure. No statements by Target contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target to Acquiror or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target, to its Knowledge, has disclosed to Acquiror all material information relating specifically to the operations and business of Target and its Subsidiaries as of the date of this Agreement or the transactions contemplated by this Agreement.

Section 3.30 S-Corporation Status. For federal and applicable state income tax purposes, the Company has properly elected to be, and has satisfied the requirements for qualification as, an S corporation within the meaning of Section 1361 of the Internal Revenue Code of 1986 (and corresponding provisions of applicable state law) for all periods since its inception.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

Acquiror and Sub jointly and severally represent and warrant to Target and Principal Shareholders that, except as disclosed in a filing with the Securities and Exchange Commission (the “Commission”), the statements contained in this Article IV are true and correct on and as of the date of this Agreement and shall be true and correct at all times until the Closing Date.

Section 4.1 Organization of Acquiror and Sub. Each of Acquiror and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the leasing of properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The authorized capital stock of Sub consists of 100 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Acquiror free and clear of all liens, charges and encumbrances.

Section 4.2 Valid Issuance of Acquiror Common Stock. The shares of Acquiror’s Common Stock, par value of $0.0001 per share (“Acquiror Common Stock”), to be issued pursuant to the Merger will when issued be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal and state securities laws.

Section 4.3 Authority; No Conflict; Required Filings and Consents.

(a) Each of Acquiror and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Acquiror and Sub. This Agreement and each of the Transaction Documents to which Acquiror or Sub is a party constitutes, and each of the Transaction Documents to which Acquiror or Sub will become a party when executed and delivered by Acquiror or Sub will constitute, a valid and binding obligation of Acquiror or Sub, enforceable by Target against Acquiror or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b) The execution and delivery by Acquiror or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Acquiror or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquiror or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect.

(c) Neither the execution and delivery of this Agreement by Acquiror or Sub or the Transaction Documents to which Acquiror or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Articles of Merger with the Alabama Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Acquiror, taken as a whole.

Section 4.4 Commission Filings; Financial Statements.

(a) Acquiror has filed with the Commission and made available to Target or its representatives all forms, reports and documents required to be filed by Acquiror with the Commission since September 27, 2000 (collectively, the “Acquiror Commission Reports”). The Acquiror Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror Commission Reports or necessary in order to make the statements in such Acquiror Commission Reports, in the light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements (including, in each case, any related notes) contained in the Acquiror Commission Reports, including any Acquiror Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

Section 4.5 Shareholders Consent. No consent or approval of the shareholders or board of directors of Acquiror or Sub is required or necessary for Acquiror to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby which has not been obtained.

Section 4.6 Disclosure. No representation or warranties of Acquiror or Sub contained in this Agreement, and no statement contained in any certificate, schedule, list or other information furnished by Acquiror to Target pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date of this Agreement.

Section 4.7 No Brokers. Neither Acquiror nor Sub is obligated for the payment of any fees or expenses of any broker or finder in connection with this Agreement and the other Transaction Documents or any transactions contemplated hereby.

ARTICLE V

COVENANTS OF TARGET

Section 5.1 Satisfaction of Conditions Precedent. Target will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on Schedule 5.1 of the Target Disclosure Schedule required to consummate the Merger (the “Material Consents”).

Section 5.2 Other Negotiations. Following the date hereof and until termination of this Agreement pursuant to Section 9.1, Target will not (and it will not permit any of its officers, directors, employees, representatives (including, without limitation, accountants, attorneys, investment bankers or investors), agents and Affiliates on its behalf directly or indirectly through another person to) take any action to solicit, initiate, seek, encourage or support the initiation of, or take any other action designed to facilitate the initiation of any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the stock or assets of Target or any license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an “Acquisition Transaction”) or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Target shall (i) notify Acquiror immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target’s obligations under this Agreement.

ARTICLE VI

COVENANTS OF ACQUIROR AND SUB

Section 6.1 Reservation of Acquiror Common Stock. Acquiror shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Acquiror Common Stock as may be issuable upon consummation or as a result of the Merger.

Section 6.2 Satisfaction of Conditions Precedent. Acquiror and Sub will use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Acquiror and Sub will use their reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

Section 6.3 Lease. Acquiror shall within sixty days after the Effective Time enter into an operating lease for approximately 6,500 usuable square feet located at 2683 Pelham Parkway, Pelham, AL 35124 (the “Lease”). The Lease shall have a term of five years, with an option for an additional five-year extension, and provide that the rent for the first year will be the current rent paid by Target, with increases of up to 3% per year thereafter. In addition, Acquiror and Sub will have an right of first refusal with respect to approximately 2,750 additional square feet located in the same building, at the same rate as paid under the Lease. The Surviving Corporation shall be located on the premises represented by the Lease.

Section 6.4 Registration of Merger Shares.

(a) Registrable Shares. For purposes of this Agreement, “Registrable Shares” shall mean the shares of Acquiror Common Stock issued in the Merger and that number of shares issuable in satisfaction of the Subsequent Merger Consideration which, at the time the Registration Statement (as defined below) becomes effective, is reasonably expected, in the sole discretion of Acquiror, to be offered and sold within two years from the initial effective date of the Registration Statement.

(b) Required Registration. Acquiror shall use its reasonable commercial efforts (i) to prepare and file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the “Registration Statement”) within 60 days of the Closing Date (or as soon thereafter as commercially reasonable if 60 days is determined not to be commercially reasonable) (the “Registration Date”), so long as the holders of Registrable Securities who have requested inclusion in the Registration Statement as selling shareholders have provided the information necessary for inclusion therein in a timely manner to enable Acquiror to file the Registration Statement within such period, provided that Acquiror may delay filing of the Registration Statement if Acquiror shall furnish the shareholder Agents with a certificate signed by the President of Acquiror stating that in the reasonable judgment of Acquiror after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Acquiror the disclosure of which would be seriously detrimental to Acquiror, but any such delay shall not exceed 90 days, (ii) to cause such Registration Statement to be declared effective by the Commission as soon thereafter as possible, (iii) to file such amendments or supplements as may be necessary so that the prospectus contained in the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (iv) to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or “blue sky” laws and compliance with any other applicable governmental requirements or regulations) as any selling holder of Registrable Shares may reasonably request and that would permit or facilitate the sale of all Registrable Shares (provided, however, that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and in each case Acquiror will use its best reasonable efforts to cause such Registration Statement and all other such registrations, qualifications and compliances to become effective as soon as practicable thereafter. As soon as reasonably practicable after the execution of this Agreement, Acquiror will provide to Target a questionnaire setting forth the information that Acquiror will require from each Former Target Stockholder to include such holder’s Registrable Shares in the Registration Statement. If any Former Target Stockholder shall fail to furnish such information to Acquiror prior to the Registration Date, Acquiror may, at its election, either exclude such holder from the Registration Statement or delay the filing of the Registration Statement for up to ten (10) additional days.

(c) Acquiror Registration. If (but without any obligation to do so) the Acquiror proposes to register any of its stock under the Securities Act in connection with the public offering of such securities solely for cash on Form S-3 (other than a registration relating solely to the sale of securities to participants in a Acquiror stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or any registration on any form other than SEC Forms S-1, S-2 or S-3 or their successor forms or any successor to such forms which do not permit secondary sales), the Acquiror shall cause to be registered under the Securities Act any shares of Acquiror Common Stock issued in the Merger that are not Registrable Securities subject to the limitations of Rule 415(a)(2) of the Securities Act.

(d) Effectiveness; Delivery of Prospectus; Suspension Right.

(i) Acquiror will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the first anniversary of the Closing Date (the “Registration Effective Period”). As soon as practicable following the effectiveness of the Registration Statement, Acquiror will furnish to each holder of Registrable Shares such number of copies of the prospectus contained in the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such shares.

(ii) For any offer or sale of any of the Registrable Shares by a stockholder in a transaction that is not exempt under the Securities Act, the stockholder, in addition to complying with any other federal securities laws, will deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Acquiror covering the Registrable Shares in the form furnished to the stockholder by Acquiror to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

(iii) Following the date on which the Registration Statement is first declared effective, the holder of Registrable Shares will be permitted (subject in all cases to Section 6.5 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

(iv) Notwithstanding any other provision of this Section 6.4 but subject to Section 6.5, Acquiror shall have the right at any time to require that all holders of Registrable Shares suspend further open market offers and sales of Registrable Shares under the Registration Statement whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Acquiror required to be disclosed under federal securities laws in order for sales of Acquiror’s securities to be made pursuant to the Registration Statement (the “Suspension Right”); provided, however, that Acquiror shall not be entitled to invoke the Suspension Right unless such right or an equivalent restriction has been imposed on, and is then applicable to, all of Acquiror’s executive officers and directors and all other holders of Acquiror Common Stock which are registered for resale under the Securities Act. In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure (including any necessary filings with the Commission) to occur at a time that is not detrimental to Acquiror and its shareholders or until such time as the information or event is no longer material, each as determined in good faith by Acquiror (it being understood that Acquiror will use all reasonably commercial efforts to minimize the duration of the suspension period). The termination of the Registration Effective Period will extend by one (1) day for each day during which the holders of Registrable Shares suspend further open market offers and sales of Registrable Shares pursuant to the Acquiror’s exercise of the Suspension Right.

(e) Expenses. The costs and expenses to be borne by Acquiror for purposes of this Section 6.4 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling shareholders), legal fees and disbursements of counsel for Acquiror, “blue sky” expenses, and accounting fees and filing fees, but shall not include underwriting commissions or similar charges, or any legal fees and disbursements of counsel for the selling shareholders.

(f) Indemnification.

(i) To the extent permitted by law, Acquiror will indemnify and hold harmless each holder of Registrable Shares, any underwriter (as defined in the Securities Act) for such shareholder, its officers, directors, shareholders or partners and each person, if any, who controls such shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such shareholder (and its officers, directors, shareholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.4(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such shareholder, or (b) a Violation that would not have occurred if such shareholder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the shareholder as of the date of such sale.

(ii) To the extent permitted by law, each selling shareholder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter, any other stockholder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the stockholder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the stockholder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such shareholder expressly for use in the Registration Statement or such Violation is caused by the shareholder’s failure to deliver to the purchaser of the stockholder’s Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the shareholder by Acquiror; and each such shareholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.4(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.4(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the shareholder, which consent shall not be unreasonably withheld. The aggregate indemnification liability of each shareholder under this Section 6.4(e)(ii) shall not exceed the net proceeds received by such shareholder in connection with sale of shares pursuant to the Registration Statement.

(iii) Each person entitled to indemnification under this Section 6.4(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.4 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) To the extent that the indemnification provided for in this Section 6.4(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The aggregate contribution liability of each shareholder under this Section 6.4(e)(iv) shall not exceed the net proceeds received by such shareholder in connection with sale of shares pursuant to the Registration Statement.

Section 6.5 Procedures for Sale of Shares Under Registration Statement.

(a) Notice and Approval. If any shareholder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify Acquiror of its intent to do so (including the proposed manner and timing of all sales) at least three (3) full trading days prior to such sale the (“Notice Period”), and the provision of such notice to Acquiror shall conclusively be deemed to reestablish and reconfirm an agreement by such shareholder to comply with the registration provisions set forth in this Agreement. Such notice will be deemed given if given by email to both Acquiror’s Vice President and General Counsel and Director of Investor Relations (jean.liu@durect.com and schond.greenway@durect.com). Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such shareholder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. Acquiror may delay the resale by such shareholder of any Registrable Shares pursuant to the Registration Statement by delivering to such shareholder a written notification that Acquiror’s Suspension Right has been exercised and is then in effect (the “Suspension Notice”); provided, however, that the Suspension Notice must be delivered within the three (3) trading-day period following receipt of such shareholder’s notice of intent to sell Registrable Securities so long as such notice included a working facsimile number for purposes of delivery of Acquiror’s response, and provided, further, that Acquiror may deliver a Suspension Notice during the Trading Window, in which case the Trading Window shall be extended day-for-day for each day such Suspension Notice is in effect. Upon receipt of the Suspension Notice, such stockholder shall refrain from selling any Registrable Shares in the open market until his, her or its receipt of a supplemented or amended prospectus pursuant to Section 6.5(b) below or written notice from Acquiror that the suspension period has ended and use of the prospectus previously furnished to such stockholder may be resumed. Unless Acquiror delivers a Suspension Notice to a selling shareholder who has delivered notice pursuant to this Section 6.5(a), such selling shareholder shall have fifteen business days following the expiration of the Notice Period in which to effect the sale described in such notice

(the “Trading Window”), although settlement of such sales may occur after the Trading Window. Any other sale, or any sale after the Trading Window, shall require a new notice pursuant to this Section 6.5(a).

(b) Copies of Prospectuses. Subject to the provisions of this Section 6.5, when a stockholder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Acquiror shall, within two (2) trading days following the request or, in the event that Acquiror’s Suspension Right has been exercised and is then in effect, as soon as practicable following the termination of the suspension period, furnish to such stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the stockholder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

Section 6.6 Certain Employee Benefit Matters. From and after the Effective Time, the employees of Target selected to continue employment will be provided with employee benefits by the Surviving Corporation or Acquiror which are substantially similar to the benefits provided from time to time by Acquiror to its similarly situated employees. If any employee of Target becomes a participant in any employee benefit plan, program, policy or arrangement of Acquiror, such employee shall be given credit for all service prior to the Effective Time with Target to the extent provided under such plan, program, policy or arrangement.

ARTICLE VII

OTHER AGREEMENTS

Section 7.1 Confidentiality. Each party acknowledges that Acquiror and Target have previously executed a Confidentiality Agreement dated April 29, 2003 (the “Confidentiality Agreement”), which agreement shall continue in full force and effect in accordance with its terms.

Section 7.2 No Public Announcement. The parties shall make no public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law; and provided further, however, that following execution of this Agreement or consummation of the Merger, Acquiror may make a public announcement regarding the Merger and the integration of Target’s business into that of Acquiror.

Section 7.3 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Target and Acquiror shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

Section 7.4 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

Section 7.5 FIRPTA. Target shall, prior to the Closing Date, provide Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 (“FIRPTA”) FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Acquiror’s obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

Section 7.6 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

Section 7.7 Other Filings. Prior to the Closing Date, Target and Acquiror will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the “Other Filings”). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement.

Section 7.8 Listing of Shares. If required by applicable Nasdaq rules, Acquiror shall use reasonable best efforts to authorize for listing on the Nasdaq National Market the shares of Acquiror Common Stock issuable to shareholders of Target pursuant to this Agreement.

ARTICLE VIII

CONDITIONS TO MERGER

Section 8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Shareholder Approval. All of the shareholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with Alabama Law and Target’s Articles of Incorporation shall have approved this Agreement and the Merger. Any agreements of arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by all of the shareholders of Target and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

(b) Approvals. Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by Acquiror after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

Section 8.2 Additional Conditions to Obligations of Acquiror and Sub. The obligations of Acquiror and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Acquiror and Sub:

(a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

(b) Performance of Obligations of Target. Target shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer of Target to such effect.

(c) Blue Sky Laws. Acquiror shall have received all state securities or “Blue Sky” permits and other authorizations necessary to issue shares of Acquiror Common Stock pursuant to the Merger.

(d) Dissenting Shareholders. Holders of not more than five percent (5%) of Target’s issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Alabama Law as to such shares.

(e) Employment Agreement. The Employment Agreement, in substantially the form attached hereto as Exhibit A executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

(f) Shareholders Agreements. Each of the holders of Target Common Stock as of the Closing Date shall have executed and delivered to Acquiror a Shareholders’ Agreement and such agreements shall remain in full force and effect.

(g) Opinion of Target’s Counsel. Acquiror shall have received an opinion dated the Closing Date of Balch & Bingham LLP counsel to Target, as to the matters in the form attached hereto as Exhibit D.

(h) Approvals. All authorizations, consents (including the Material Consents), or approvals of, or notifications to any third party required by Target’s contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

(i) Employees. None of the individuals identified on Schedule 8.2(i) shall have ceased to be employed by Target or expressed an intention to terminate his or her employment with Target or to decline to accept employment with Acquiror.

(j) Board Resignations. Target shall have received written letters of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

(k) Absence of Material Adverse Change. There shall have been no material adverse change in the business, properties or prospects of the Target.

(l) Patent Assignment. Acquiror shall have received satisfactory evidence that patent number 6,641,631 “Biodegradable Polymer Composition” and patent number 6,528,080 B2 “Biodegradable Polymer Composition” have been properly assigned to Target.

Section 8.3 Additional Conditions to Obligations of Target. The obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

(a) Representations and Warranties. The representations and warranties of Acquiror and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief executive officer of Acquiror to such effect.

(b) Performance of Obligations of Acquiror and Sub. Acquiror and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief financial officer of Acquiror to such effect.

(c) Execution of Employment Agreement. The Employment Agreement shall have been executed and delivered by the Acquiror.

(d) Target Opinion. Target shall have received an opinion of Acquiror’s counsel, Venture Law Group, as to the matter in the form attached as Exhibit E.

ARTICLE IX

TERMINATION AND AMENDMENT EXPENSES

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of Acquiror and Target;

(b) by either Acquiror or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

(c) by Acquiror, by giving written notice to Target, if the Closing shall not have occurred on or before August 31, 2003 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Acquiror of any representation, warranty, or covenant of Acquiror contained in this Agreement or Acquiror’s failure to fulfill a condition precedent to closing or other default);

(d) by Target, by giving written notice to Acquiror, if the Closing shall not have occurred on or before August 31, 2003 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target’s failure to fulfill a condition precedent to closing or other default);

(e) by Acquiror, if Target shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in Section 8.2(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within five (5) business days of receipt by Target of written notice of such breach; provided, that the right to terminate this Agreement by Acquiror under this Section 9.1(f) shall not be available to Acquiror where Acquiror is at that time in breach of this Agreement; or

(f) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in Section 8.3(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within five (5) business days of receipt by Acquiror of written notice of such breach.

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

Section 9.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, any legal fees of Target or expenses incurred in connection with this transaction prior to the Closing that are not in the ordinary course of business shall be borne by Target’s shareholders and not Target.

ARTICLE X

ESCROW AND INDEMNIFICATION

Section 10.1 Indemnification.

(a) From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, and not jointly indemnify and hold Acquiror harmless against any loss, expense, reduction in value in Target, liability or other damage, including attorneys’ fees and filing fees, to the extent of the amount of such loss, expense, reduction in value, liability or other damage (collectively “Damages”) that Acquiror or its officers, directors, employees, agents or affiliates (including the Surviving Corporation) (collectively, “Indemnitees”) has incurred by reason of the breach or, the alleged breach, by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to an Indemnitee within one year of the Closing Date (the period from the Closing Date to such Date being referred to as the “Escrow Period”).

(b) The remedies provided in this Article X shall be the sole and exclusive remedies available to Acquiror and Sub with respect to any violation or breach of any representation, warranty, covenant, agreement, or obligation of Target or the Target Shareholders.

Section 10.2 Offset of Payment of First Anniversary Merger Consideration. (a) If Acquiror has a good faith claim for indemnification as set forth above, in addition to any other rights and remedies Acquiror may have against Target, Acquiror may offset and withhold such amounts against the First Anniversary Merger Consideration up to $100,000 (the “Escrow Fund”); provided that Acquiror delivers written notice to the Shareholders’ Agent asserting the claim and stating the basis therefore in reasonable detail. Acquiror’s right to offset any portion of the First Anniversary Merger Consideration shall not be Acquiror’s sole or exclusive remedy in the event of a claim for indemnification against Target, and Acquiror (and each of its directors, officers, employees, shareholders and agents) may also exercise all other rights and remedies available to it under this Agreement.

(b) Notwithstanding any provision of this Agreement to the contrary, (i) the aggregate liability of a Former Target Stockholder hereunder shall not exceed such person’s Pro Rata Portion of the Escrow Fund; and (ii) no claim for indemnification for breach of representations and warranties shall be made by Acquiror under this Agreement until the aggregate amount of claims for indemnification exceeds $20,000.

Section 10.3 Resolution of Conflicts.

(a) In case the Shareholders’ Agent shall so object in writing to any claim or claims by Acquiror pursuant to Section 10.2 above, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Shareholders’ Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders’ Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims.

(b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders’ Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Shareholders’ Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in the Acquiror’s offset to the First Anniversary Merger Consideration shall be binding and conclusive upon the parties to this Agreement.

(c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara or San Mateo County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys’ fees and costs, incurred by the prevailing party to the arbitration.

Section 10.4 Shareholders’ Agent.

(a) James P. English shall be constituted and appointed as agent (the “Shareholders’ Agent”) for and on behalf of the Former Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders’ Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholders’ Agent, and the Shareholders’ Agent shall receive no compensation for services. Notices or communications to or from the Shareholders’ Agent shall constitute notice to or from each of the Former Target Shareholders.

(b) The Shareholders’ Agent shall not be liable for any act done or omitted hereunder as Shareholders’ Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, but not jointly, indemnify the Shareholders’ Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders’ Agent and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement.

(c) The Shareholders’ Agent shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target’s and Acquiror’s officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Shareholders’ Agent shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

Section 10.5 Actions of the Shareholders’ Agent. A decision, act, consent or instruction of the Shareholders’ Agent shall constitute a decision of all of the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders’ Agent as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Acquiror is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders’ Agent.

Section 10.6 Claims. In the event an Indemnitee becomes aware of a third-party claim which the Indemnitee believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders’ Agent of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the written consent of the Shareholders’ Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders’ Agent have consented to any such settlement, the Former Target Shareholders shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Survival of Representations and Covenants. All representations, warranties, covenants and agreements of Target contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror until the earlier of (i) the end of the Escrow Period, or (ii) the termination of this Agreement in accordance with Article IX.

Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Acquiror or Sub:

Durect Corporation

10240 Bubb Road

Cupertino, CA 95104

Attention: Jean Liu, Vice President and General Counsel

Fax No: (408) 865-1406

Telephone No: (408) 777-1827

with a copy to:

Venture Law Group

A Professional Corporation

2775 Sand Hill Road

Menlo Park, California 94025

Attention: Mark Weeks

Fax No: (650) 233-8386

Telephone No: (650) 854-4488

(b)	if to Target, to:

Absorbable Polymer Technologies, Inc.

2683 Pelham Parkway

Pelham, AL 35124

Attention: James P. English

Fax No: (205)

Telephone No: (205)

with a copy to:

Balch & Bingham LLP

1901 Sixth Avenue North, Suite 2600

Birmingham, Alabama 35203

Attention: Timothy J. Segers

Fax No: (205) 488-5696

Telephone No: (205) 226-8730

Section 11.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Whenever the words “to the Knowledge of Target” or “known to Target” or similar phrases are used in this Agreement, they mean the actual knowledge of James P. English, after reasonable inquiry, of the directors, officers and employees of such party.

Section 11.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees in their capacity as such) any rights or remedies hereunder.

Section 11.6 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law, except that the corporate laws of the State of Alabama may be applicable to provisions regarding approval of the Merger. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California and situated within the Northern District of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.2.

Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Acquiror shall be permitted to assign (i) the rights and obligations of Sub hereunder to another wholly owned Subsidiary of Acquiror, and (ii) its rights and obligations hereunder to any successor in interest to it in connection with a transaction involving a change-in-control of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 11.8 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Target, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 11.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

Section 11.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 11.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

[Signature Page Follows]

IN WITNESS WHEREOF, Acquiror, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

DURECT CORPORATION		BIRMINGHAM POLYMERS, INC.

By:	/s/ James E. Brown	By:	/s/ Steven Damon
Name:	James E. Brown	Name:	Steven Damon
Title:	President & Chief Executive Officer	Title:	President

ABSORBABLE POLYMER TECHNOLOGIES, INC.

		By:	/s/ James P. English
		Name:	James P. English
		Title:	President

SHAREHOLDERS’ AGENT (solely for the purposes of Article X)

		By:	/s/ James P. English
		Name:	James P. English
Title:

PRINCIPAL SHAREHOLDERS:

/s/ James P. English
James P. English

/s/ Charlotte P. English
Charlotte P. English

EXHIBIT A

EMPLOYMENT AGREEMENT

This Agreement (the “Agreement”) is entered into as of August __, 2003 by and between DURECT Corporation, a Delaware corporation (the “Company” or “DURECT”) and James P. English (“Employee”), an employee of Birmingham Polymers, Inc., an Alabama corporation and wholly owned subsidiary of DURECT (“BPI”), and shall be effective as of the Effective Time of the Merger Agreement described below in Recital C.

RECITALS

A. BPI is engaged in the business of developing and manufacturing and selling products and technology relating to biodegradable polymers for medical and pharmaceutical applications (the “Business”).

B. Employee is a shareholder of DURECT and an employee of BPI and has confidential and proprietary information relating to the business and operation of BPI.

C. DURECT has entered into that certain Agreement and Plan of Merger dated as of August __, 2003, among BPI and Absorbable Polymer Technologies, Inc. (“APT”), an Alabama corporation (the “Merger Agreement”), whereby BPI will be merged with and into APT following which the separate corporate existence of APT shall terminate (the transactions contemplated by the Merger Agreement are referred to hereinafter as the “Merger”).

D. As a condition to its willingness to enter into the Merger Agreement, DURECT has required that Employee agree, and Employee has agreed, to the terms of this Employment Agreement, and specifically the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

E. Employee’s agreement to become employed by BPI as of the Effective Time of the Merger, and Employee’s covenants not to compete with DURECT, as reflected in this Agreement, are an essential part of the transactions described in the Merger Agreement.

F. References to DURECT in this Agreement shall include all subsidiaries of DURECT, including without limitation BPI.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and to induce DURECT Corporation to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and DURECT agree as follows:

1. Term. DURECT agrees to employ Employee, and Employee agrees to serve DURECT, in accordance with the terms of this Agreement, for an initial period beginning upon the Effective Time of the Merger and continuing for a period of three (3) years thereafter (the “Initial Term”) unless earlier terminated in accordance with Section 5 of this Agreement. Following the Initial Term, the employment relationship commenced pursuant to this Agreement may, by express or implied agreement, continue, in which case such employment relationship shall continue for an unspecified term, terminable by either party for any reason at any time.

2. Duties.

(a) Position. Employee shall be employed in the position of Chief Operating Officer of BPI on a full time basis and shall have such reasonable, usual and customary duties of such office and title as may be delegated to Employee from time to time by BPI’s Board of Directors or by the Company’s Chief Executive Officer (“Supervisor”). The position of Chief Operating Officer of BPI will be generally equivalent to an Executive director-level position within DURECT.

(b) Obligations to the Company. Employee agrees to the best of his ability and experience, subject to the terms and conditions of this Agreement, that during the employment relationship commenced pursuant to this Agreement he will at all times faithfully perform all of the duties and obligations required of and from Employee, consistent and commensurate with Employee’s position, pursuant to the terms hereof and to the reasonable satisfaction of the Company. During the term of Employee’s employment relationship with Company, Employee agrees that he will devote all of his business time and attention to the business of the Company, and the Company will be entitled to all of the benefits and profits arising from or incident to all such services. Notwithstanding the foregoing, nothing in this Agreement will prevent Employee from (i) accepting speaking engagements in exchange for honoraria, (ii) serving on boards of charitable organizations, (iii) with the written consent of the Company’s Board of Directors, serving on boards or committees of organizations that do not compete with or have a conflict of interest with DURECT in the reasonable good faith judgment of the Company’s Board of Directors, or (iv) managing his personal investments, including his real estate holdings and being a shareholder of Keraplast Technologies, provided that such activities described in (i) through (iv) do not materially interfere with the regular performance of his duties under this Agreement, violate the covenants in Section 6 hereof, or violate the Confidentiality Agreement referenced below in Section 3 and made a part of this Agreement. Employee will comply with and be bound by the Company’s operating policies, procedures and practices from time to time applicable to the Company’s employees generally and in effect during the Employee’s employment relationship with DURECT.

3. Confidentiality Agreement. Employee shall sign, or has signed, a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) substantially in the form attached hereto as Exhibit A. Employee hereby represents and warrants to Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee’s employment relationship with Company.

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4. Compensation. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the compensation, equity opportunity and other benefits described below in this Section 4.

(a) Salary. Employee shall receive a monthly base salary of $11,666.67, which is equivalent to $140,000 on an annualized basis. Employee’s monthly base salary will be payable pursuant to the Company’s normal payroll practices, will be reviewed on an annual basis by the Company’s Board of Directors and may be increased during the Initial Term (but not decreased) on each anniversary of the effective date of this Agreement, at the discretion of the Company’s Board of Directors.

(b) Bonus. Employee will be eligible and shall be considered for bonuses consistent with the Company’s policies and practices for similarly situated employees.

(c) Company Stock. In connection with the commencement of Employee’s employment, subject to approval by the Company’s Board of Directors (or Compensation Committee of the Company’s Board of Directors, as the case may be), Employee will receive a grant of an option to purchase 30,000 shares of the Company’s Common Stock (the “Option Shares”) with an exercise price equal to the fair market value on the date of grant. The Option Shares will vest based on Employee’s continuous active full-time employment with the Company, at the rate of 25% of the Shares on each anniversary of the effective date of this Agreement, such that the total number of Option Shares shall vest over a four-year period of such continuous active full-time employment. Vesting shall be subject to appropriate pro-rata reduction or suspension in the event of a reduction from full-time active status. The option will be subject to the terms of a Company stock option plan in effect at the time of grant and the terms of a stock option agreement between Employee and the Company. During the employment relationship commenced pursuant to this Agreement and consistent with the Company policies and practices, the Company will continue to consider Employee for additional grants of options.

(d) Additional Benefits.

(i) Insured Benefits. During the Employee’s employment by DURECT hereunder, Employee will be eligible to participate in (and if he elects to participate will be covered by) the Company’s medical, dental, disability, life and other insurance benefit programs as are generally provided to full time executive employees of Company in accordance with the rules established for employee participation in any such program and under applicable law.

(ii) Vacation. Employee will be eligible for vacation in accordance with DURECT’s policies for similarly situated employees, which vacation shall accrue ratably over each calendar year and pro-rata during any partial year of employment, subject to the Company’s policies with respect to maximum accrual of vacation. For the purposes of determining vacation accrual, Employee’s years of service with APT will be taken into account.

(e) Reimbursement of Business Expenses. Employee shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed promptly by, the Company for

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reasonable business expenses, provided that such expenses are approved and substantiated in accordance with Company policies.

(f) Retirement Plans. Employee will be entitled to participate in any retirement plan maintained by Company during Employee’s employment by DURECT in accordance with the terms of such plan.

(g) Withholding Taxes. All amounts of compensation payable to Employee under this Agreement shall be subject to applicable withholding taxes, in accordance with the provisions of the Internal Revenue Code and the applicable Treasury Regulations promulgated thereunder and in accordance with applicable state law and regulations promulgated thereunder.

5. Termination of Employment. If Employee’s employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages award or compensation other than as provided in this Agreement (or as may be set forth in any other agreement in writing between Employee and the Company).

(a) Notice of Termination. During the Initial Term, the employment relationship may be terminated as follows: (i) by Employee for any reason or for Good Reason (as defined in Section 5(d)(ii) below), upon at least thirty (30) days’ written notice to the Company, effective as of the date set forth in such notice or such earlier date determined by the Company following such notice, and subject to Section 5(c) below; (ii) by the Company without Cause (as defined in Section 5(d)(i) below), upon at least thirty (30) days’ written notice to Employee, effective as of the date set forth in such notice or such earlier date determined by Employee following such notice, and subject to Section 5(c) below; and (iii) by the Company for Cause (as defined in Section 5(d)(i) below) with immediate effect; and (iv) upon Employee’s death or Disability (as defined in Section 5(d)(iii) below) with immediate effect (subject, in the case of Disability, to the Company’s compliance with the Americans with Disabilities Act of 1990, as amended from time to time). Following the Initial Term, the employment relationship may be terminated by Employee or the Company in accordance with the notice policies of the Company in existence at the time of termination.

(b) Benefits Upon Termination for Any Reason. If Employee’s employment terminates for any reason at any time, including but not limited to Employee’s voluntary election to terminate his employment with or without Good Reason (as defined in Section 5(d)(ii) below), termination by the Company with or without Cause (as defined in Section 5(d)(i) below), or upon Employee’s death or Disability (as defined in Section 5(d)(iii) below), Employee (or Employee’s estate in the case of death) will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee’s termination of employment, and shall be entitled to all accrued benefits and to any additional benefits pursuant to the Company plans or policies in effect at the time of termination or as required by law. Employee shall be entitled to separation benefits in the event of termination of his employment only as provided in Section 5(c) below.

(c) Separation Benefits Upon Termination During the Initial Term by Company without Cause or by Employee for Good Reason. If during the Initial Term the

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Company terminates Employee’s employment without Cause (as defined in Section 5(d)(i) below) other than in circumstances of Employee’s death or Disability, or if during the Initial Term Employee terminates his employment for Good Reason (as defined in Section 5(d)(ii) below), provided Employee signs a general release of all claims against Company and related parties within sixty (60) days of such termination, Employee will be entitled to receive the following separation benefits: (i) continuation of Employee’s then current monthly base salary, less applicable withholding taxes, for the remainder of the Initial Term, or, at Company’s option, a lump sum payment of an amount equal to Employee’s then current annual base salary, less applicable withholding taxes for the remainder of the Initial Term, and (ii) reimbursement for premiums paid by Employee for continuation of health insurance benefits for continuation coverage under the COBRA for the remainder of the Initial Term provided that Employee makes a timely election therefor. All separation benefits provided under this Section 5(c) will commence (or be payable if payable in a lump sum) on or before ten (10) business days after the effective date of Employee’s general release of all claims. In addition, the vesting of any options that would have vested during the remainder of the Initial Term shall be accelerated.

(d) Definitions.

(i) For purposes of this Agreement, “Cause” for Employee’s termination will exist at any time after the happening of one or more of the following events:

(A) Employee’s continued failure to substantially perform Employee’s duties, including Employee’s refusal to comply in any material respect with the legal directives of the Employee’s Supervisor so long as such directives are not inconsistent with the Employee’s position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the Employee’s Supervisor, which written notice shall state that failure to remedy such conduct may result in termination for Cause; or

(B) Employee’s dishonest or fraudulent conduct, or deliberate attempt to do an injury to DURECT or BPI, or conduct that materially discredits DURECT or BPI or is materially detrimental to the reputation of DURECT or BPI, including conviction of a felony; or

(C) Employee’s breach of any element of the Confidentiality Agreement (as defined in Section 2 above), including without limitation, Employee’s theft or other misappropriation of proprietary information of DURECT or BPI.

(ii) For purposes of this Agreement, “Good Reason” for Employee to terminate his employment shall exist if Employee voluntarily resigns within thirty (30) days of any of the following circumstances:

(A) a material reduction in Employee’s job position or responsibilities to a position or to responsibilities substantially lower than the position and responsibilities assigned to Employee upon commencement of the employment relationship pursuant to this Agreement;

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(B) a failure by the Company to comply with any provision of Section 4 of this Agreement which has not been cured within fifteen (15) business days after notice of such noncompliance has been given by Employee to the Company or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by Company within such fifteen (15) business day period (provided that a delay in the Company’s Board of Directors’ consideration of the grant of the stock option described in Section 4(c) to the next regularly scheduled meeting of the Company’s Board of Directors at which stock option grants may be considered shall not constitute Good Reason); and

(C) unless agreed to by Employee and the Company, during the Initial Term, a relocation of Employee’s place of employment to a location outside of the Birmingham, Alabama metropolitan area.

(iii) “Disability” as used herein means Employee’s inability to perform the essential functions of his position with or without reasonable accommodation in accordance with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time.

6. Noncompetition and Nonsolicitation Covenants.

(a) Definitions. Capitalized terms not otherwise defined herein shall have the meanings given them in the Merger Agreement.

(i) “Affiliate” as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

(ii) “Business Area” means any city, county, state, country, territory, region or other political or geographical division, worldwide, in which DURECT or BPI as of the relevant time has engaged in the Business.

(iii) “Restricted Period” means the period commencing on the Effective Time as defined in the Merger Agreement and terminating on the third (3rd) anniversary of the Effective Time; provided, however, that in the event of Employee’s termination of employment under circumstances in which Employee is eligible for the separation benefits described in Section 5(c) above, the Restricted Period shall terminate on the later of the third (3rd) anniversary of the Effective Time or twelve (12) months from the termination of Employee’s employment relationship with DURECT.

(b) Noncompetition Covenant.

(i) Employee and DURECT agree that due to the nature of Employee’s employment with BPI, Employee has confidential and proprietary information relating to the business and operations of BPI. Employee acknowledges that such information is of importance to the business of BPI and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such information

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by others would cause substantial loss and harm to BPI and, following the Merger, DURECT. Employee and DURECT also agree that Employee will acquire and will assist in developing confidential and proprietary information relating to the business of DURECT following the Merger.

(ii) During the Restricted Period Employee shall not (i) enter into, work for or participate in any Business other than that which is operated by DURECT or its Affiliates, or (ii) directly or indirectly (including without limitation, through any Affiliate (as defined below) of Employee), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant for (A) the companies listed on Exhibit B or any of their respective Affiliates, or (B) any entity or business, or any division, group, or other subset of any business other than DURECT or its Affiliates, devoting 35% or more of its resources to engaging in or developing a Business or generating 35% or more of its gross revenues or earnings from a Business.

(iii) Notwithstanding the foregoing provisions of Section 6(b)(ii) and the restrictions set forth therein, Employee may own securities in any publicly held corporation that is covered by the restrictions set forth in Section 6(b)(ii), but only to the extent that Employee does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

(c) Nonsolicitation of DURECT Employees. During the Restricted Period, Employee shall not, without the prior written consent of DURECT, directly or indirectly (including without limitation, through any Affiliate of Employee), (i) solicit or request any person who is at the time, or within six (6) months prior thereto had been, an employee of or a consultant of DURECT to leave the employ of or terminate such person’s relationship with DURECT or (ii) employ, hire, engage or be associated with, or endeavor to entice away from DURECT any such person.

(d) Nonsolicitation of Customers. During the Restricted Period, Employee shall not, directly or indirectly (including without limitation, through any Affiliate of Employee) (i) solicit any existing customer of DURECT and/or its Affiliates or any entity that shall have been a customer of DURECT and/or its Affiliates at any time within six (6) months of such time, including but not limited to any existing customer of BPI or any entity that shall have been a customer of BPI at any time within six (6) months of such time, to cease doing business in whole or in part with DURECT and/or its Affiliates with respect to the Business; (ii) intentionally attempt to limit or interfere with any business agreement or relationship existing between DURECT and/or its Affiliates with any third party; or (iii) disparage the business reputation of DURECT and/or its Affiliates (or the management team of any of them) or take any actions that are harmful to DURECT’s or DURECT’s Affiliates’ goodwill with customers, contractors, vendors, employees, the media or the public.

(e) Representations of Employee. Employee represents that (i) he is familiar with the covenants not to compete and not to solicit set forth in this Section 6 of this Agreement, (ii) he is fully aware of his obligations under this Agreement, including, without limitation, the

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length of time, scope and geographic coverage of these covenants, and (iii) he is receiving valuable bargained-for consideration for such covenants not to compete and not to solicit.

(f) Injunctive Relief. Employee and the Company expressly agree that the remedy at law for any breach of this Section 6 is and will be inadequate, and in the event of a breach or threatened breach by Employee of the provisions of Sections 6(b), (c) or (d) of this Agreement, BPI and DURECT shall be entitled to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining Employee from the conduct which would constitute a breach of this Agreement. Employee further agrees that no person seeking such relief shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any such relief, and Employee irrevocably waives any right Employee may have to require such person to obtain, furnish or post any such bond or similar instrument. Nothing herein contained shall be construed as prohibiting BPI or DURECT from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Employee.

(g) Separate Covenants. The covenants in this Section 6 shall be deemed to consist of a series of separate covenants, one for each line of business included in a Business and each county, state, country or other region included within the Business Area, identical in terms except for geographic coverage. The parties expressly agree that the character, duration and geographical scope of this covenants in this Section 6 are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of any covenant of this Section 6 is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee that are reasonable in light of the circumstances as they then exist and as are necessary to assure BPI and DURECT of the intended benefit of this Agreement, including reformation by such court of such covenant or covenants to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure DURECT of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

(h) Further Assurances. From time to time during Employee’s employment with DURECT, at DURECT’s request and without further consideration, Employee shall execute and deliver such additional documents and take all such further action a reasonably requested by DURECT to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Section 6.

7. Conflicts. Employee represents that his performance of all the terms of this Agreement will not conflict with, or result in a violation or breach of any other agreement to

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which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with Company of his own free will.

8. Successors. Subject to Employee’s rights pursuant to this Agreement, any successor to Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of Company’s business and/or assets shall assume the obligations and rights under this Agreement and shall agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the parties’ rights hereunder shall inure to the benefit of, and be enforceable by such party’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9. Miscellaneous Provisions.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only by a written instrument executed by each party hereto.

(b) Entire Agreement. This Agreement, including any Exhibits hereto and together with the Merger Agreement and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supercedes all prior and contemporaneous agreements, oral negotiations, writings and understandings relating to the subject mater hereof.

(c) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other party hereto, provided, however, that DURECT may assign its rights hereunder with respect to the noncompetition and nonsolicitation covenants of Employee in Section 6 hereof, without the consent of Employee, to any entity that acquires or succeeds to the Business.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below under such party’s signature to this Agreement (and in the case of DURECT to the officer signing this Agreement on behalf of DURECT) or as subsequently modified by written notice. In the case of any notice to the Employee hereunder, a copy shall be delivered to Alex B. Leath III, 1901 6th Avenue North, Suite 2600, Birmingham, AL 35203.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama, without giving effect to the principles of conflict of laws.

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(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate an acceptable substitute therefor.

(g) Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitration shall take place in the state and county of Employee’s residence, if commenced by the Company, or in the state of California, County of Santa Clara, if commenced by Employee, unless otherwise agreed by the parties. The arbitrator shall apply Alabama law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Each party shall bear his own costs, including attorney fees, provided that the Company shall advance costs of arbitration in excess of the costs of civil dispute in a court of law in the jurisdiction in which the arbitration takes place and the arbitrator may award costs in accordance with applicable law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

(h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[signature page follows]

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(i) Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

The parties have executed this Agreement the date first written above.

DURECT CORPORATION

By:
Name: James E. Brown
Title: President and Chief Executive Officer
Address: 10240 Bubb Road Cupertino, CA 95014
Telephone: (408) 777-1419

James P. English

Address: 2683 Pelham Parkway Pelham, AL 35124
Telephone: (205) 620-0025

EMPLOYMENT & NONCOMPETITION AGREEMENT

EXHIBIT A

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

EXHIBIT B

List of companies that Individual shall be restricted from participating in:

Alkermes

ALZA Corporation

Atrix Pharmaceuticals

Elan

MacroMed

Advanced Polymer Systems

Guilford Pharmaceuticals

Focal, Inc.

Biosyntech

Matrix

Sequus Pharmaceuticals

Linvatec

Southern Research Institute

Drug Abuse Sciences

Angiotech

Purdue Pharma LP

Mundipharma International Limited

Genzyme

Genentech, Inc.

Thorn Biosciences

Alcon

Hoechst Roussel

Bristol Myers Squibb

Astra Zeneca

Alpharma

Solvay

EXHIBIT B

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of August 15, 2003 between Durect Corporation, a Delaware corporation (“Acquiror”), and the undersigned shareholder (“Shareholder”) of Absorbable Polymers Technologies, Inc., an Alabama corporation (“Target”).

RECITALS

A. Acquiror, Target and Birmingham Polymers, Inc., an Alabama corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), will enter or have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Target with and into Merger Sub and the conversion of outstanding shares of Target’s capital stock into shares of Acquiror Common Stock.

B. In the Merger, outstanding shares of Target capital stock, including any such shares owned by Shareholder, will be converted into the right to receive shares of Acquiror common stock (the “Shares”) or cash subject to the terms of, and as set forth in, the Merger Agreement.

C. At the time of issuance to the Shareholder, the Shares to be received by Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration contemplated by Regulation D promulgated under the Securities Act.

D. Pursuant to the terms of the Merger Agreement, after the Effective Time (as defined in the Merger Agreement), Acquiror will prepare and file with respect to the Shares a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act to permit Shareholder to sell the Shares registered for sale under the Registration Statement.

E. In order to induce Acquiror to enter into the Merger Agreement and to file such Registration Statement and to maintain the effectiveness of the Registration Statement for the period of time set forth in the Merger Agreement, Shareholder is willing to agree to be bound by certain procedural requirements with respect to sales of the Shares pursuant to the Registration Statement and to execute and deliver this Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. Acknowledgments by Shareholder. Shareholder acknowledges and understands that the representations, warranties and covenants by Shareholder set forth herein shall be relied upon by Acquiror, Target, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Shareholder’s representations, warranties or covenants are inaccurate or are breached. Shareholder has carefully read this

Agreement and the Merger Agreement and has discussed the requirements of this Agreement with Shareholder’s professional advisors to the extent Shareholder has deemed necessary.

2. Shareholder’s Representations. Shareholder represents, warrants and covenants to Acquiror that:

(a) Ownership of Shares. Shareholder (together with such Shareholder’s spouse, if applicable) is the sole beneficial and record owner and holder of the shares of Target Common Stock set forth on the signature page hereof, which at the date hereof and at all times up until the termination of the Merger Agreement, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrance.

(b) Authority; Due Execution. Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement. Shareholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Acquiror) this Agreement constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforceability of creditors’ rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or at equity.

(c) Acquire Solely for Own Account. The shares of Acquiror Common Stock to be received by Shareholder in the Merger will be acquired for investment for Shareholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Shareholder does not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Shares.

(d) Restricted Securities. Shareholder understands that the shares of Acquiror Common Stock to be received in the Merger will be “restricted securities” under applicable federal and state securities laws. Accordingly, Shareholder will not make any sale, exchange, pledge, transfer, or other disposition of such shares unless (i) such sale, transfer, or other disposition is within the applicable limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of such shares, or (iii) such distribution of shares has been registered under the Securities Act. Shareholder has no present intention to sell or otherwise dispose of such shares (other than under the Registration Statement) and is acquiring such shares for investment and not with a view to resale or distribution (other than under the Registration Statement).

(e) Information Concerning Acquiror, Target and Merger Sub.

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(i) Shareholder has had the opportunity to ask questions of, and obtain any additional information reasonably available to Acquiror, Target and Merger Sub with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and the Shareholder has received all such information as the Shareholder deems necessary and appropriate to enable the Shareholder to evaluate the risks and merits of the Merger and the shares of Acquiror Common Stock to be received in the Merger. Concurrently with the execution of this Agreement, Shareholder has delivered to Acquiror a completed Shareholder Questionnaire in the form attached hereto as Exhibit A. If Shareholder is not an “accredited investor”, as defined in Rule 501(a) under the Securities Act, Shareholder has also executed and delivered the Purchaser Representative Agreement attached as an exhibit to the Shareholder Questionnaire.

(ii) Shareholder acknowledges he or she has previously received (A) a copy of this Agreement and the Agreement and Plan of Merger, (B) a copy of Acquiror’s proxy statement dated April 16, 2003, (C) a copy of Acquiror’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and (D) a copy of Acquiror’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(f) Economic Risk. Shareholder, either alone or together with the Purchaser Representative, can look after Shareholder’s financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger; and is able to acquire the shares of Acquiror Common Stock to be received in the Merger without impairing Shareholder’s financial condition, to hold such shares for an indefinite period of time and to potentially suffer a complete loss on Shareholder’s investment.

3. Restrictions on and Procedure for Sales.

(a) Legend. The Shareholder understands that all certificates representing shares of Acquiror Common Stock deliverable to Shareholder pursuant to the Merger shall, until the occurrence of one of the events referred to below, bear a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, EXCHANGED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THE SHAREHOLDERS AGREEMENT DATED AS OF AUGUST __, 2003 BETWEEN THE HOLDER OF THIS CERTIFICATE AND DURECT CORPORATION, A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY DURECT CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

Acquiror, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Acquiror Common Stock which are required to bear such legend. Acquiror shall promptly remove, at its expense, such legend and

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stop transfer orders at such time as the Shares may be sold freely pursuant to Rule 144(k) of the Securities Act.

(b) Additional Procedures. Shareholder acknowledges, understands and agrees to comply with the practices and procedures in connection with the Registration Statement and the resale of shares of Acquiror Common Stock set forth in Sections 6.4 and 6.5 of the Merger Agreement and agrees to comply with such reasonable additional practices and procedures in connection with the Registration Statement and the sale of shares thereunder as Acquiror may propose or require in its reasonable discretion in order to facilitate the foregoing.

4. Additional Information. Shareholder represents, warrants and covenants to Acquiror to provide such additional information related to the Shareholder as shall be reasonably requested by Acquiror to enable Acquiror to cause any Registration Statement to comply with the Securities Act and the rules and regulations thereunder and that the information so provided is and will be true, accurate and complete in all material respects.

5. Confidentiality. Shareholder agrees to at all times keep confidential and not divulge, furnish or make accessible to anyone (other than attorneys, accountants and financial advisors of Shareholder and Target) any information regarding or relating to the signing of the Merger Agreement or the Closing of the Merger except to the extent that the parties shall have made a public announcement in accordance with the terms of the Merger Agreement regarding the proposed subject matter of Shareholder’s disclosure.

6. Shareholder’s Agent. Shareholder consents and agrees to the appointment of the Shareholders’ Agent pursuant to Article X of the Merger Agreement and to the grant of a power of attorney to the Shareholders’ Agent for purposes of administration of the Escrow Fund in accordance with the terms of the Merger Agreement and to the indemnification obligations relating to the Shareholders’ Agent provided for in Section 10.4(b) of the Merger Agreement.

7. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties pertaining to the specific subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term “successors and assigns” shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

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(d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

(e) The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity or enforceability of any other provision hereof and if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

(f) Capitalized terms used herein and not otherwise defined that have the meanings ascribed thereto in the Merger Agreement.

[Signature Page Follows]

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Executed as of the date shown on the first page of this Agreement.

DURECT CORPORATION

By:
Name:
Title:

SHAREHOLDER

By:
Name of Shareholder:
Name of Signatory (if different from name of Shareholder):
Title of Signatory
(if applicable):

Number of shares beneficially owned by Shareholder:

Advanced Polymers
Technologies, Inc., Common
Stock

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

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EXHIBIT A

TO

SHAREHOLDER AGREEMENT

SHAREHOLDER QUESTIONNAIRE

STATEMENT OF SHAREHOLDER STATUS

Shareholders of Advanced Polymers Technologies, Inc. (“APT”) must meet certain requirements in order to comply with a private offering exemption from the registration requirements under the federal Securities Act of 1933, as amended (the “Act”), and applicable state securities laws under which the proposed merger (the “Merger”) of a wholly owned subsidiary of Durect Corporation, Inc. (“Acquiror”) into APT is being effected. Before the Merger can be effected, Acquiror must be reasonably satisfied that each shareholder of APT is an “accredited investor” or that you, either alone or with your investment advisors, have sufficient financial expertise to be able to evaluate the merits and risks of your proposed investment. You are requested to submit the following information in connection with the Merger. If you do not meet the definition of an “accredited investor,” you are hereby requested to complete the Purchaser Representative Agreement at the end of this Questionnaire.

By signing this Questionnaire you also confirm your understanding that Acquiror will be relying on the accuracy and completeness of your responses to establish Acquiror’s legal right to issue shares of Durect common stock to you without registration under the federal securities laws and applicable state securities laws. YOUR ANSWERS WILL AT ALL TIMES BE KEPT STRICTLY CONFIDENTIAL. However, you agree by signing this Questionnaire that Acquiror may present this Questionnaire to such parties as it deems appropriate if called upon to establish the legality of your participation.

If there is any change in the information you provide in this Questionnaire, please contact Stephen Thau or Ughetta Manzone of Venture Law Group, counsel to Acquiror, at (650) 854-4488 immediately.

Please answer all questions which are applicable to you.

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A.	THIS SECTION A IS TO BE COMPLETED BY SHAREHOLDERS WHO ARE INDIVIDUALS.

1.	I am a resident of the State of .

2.	Accredited Investor Status:

For purposes of this Question 2, an individual Shareholder is an “Accredited Investor” if any or all of the following descriptions apply to the individual:

(1)	The undersigned has a net worth (assets minus liabilities), individually or jointly with spouse, and inclusive of the value of home, furnishings and automobiles, of at least $1,000,000.

(2)	The undersigned had an individual income in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two preceding years and reasonably expects to reach the same income level in the current year.

Please check the appropriate box:

[ ] (a)	The undersigned Shareholder meets the definition of an “Accredited Investor.”

[ ] (b)	The undersigned Shareholder does not meet the definition of an “Accredited Investor.”

If you checked the box next to (b) above, please turn to Section C and complete the Purchaser Representative Agreement.

The undersigned hereby represents and warrants to Acquiror that (i) the information contained herein is complete and accurate and may be relied upon by Acquiror, (ii) the undersigned, together with his or her investment advisors, has such knowledge and experience in financial matters that he, she or they are capable of evaluating the merits and risks of the investment, and (iii) the undersigned will notify Acquiror or its counsel immediately of any material change in such information occurring prior to the acceptance or rejection of his or her shares of Acquiror common stock to be received in the Merger.

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The undersigned has or have executed this Shareholder Questionnaire this          day of             , 2003.

Print Name of Shareholder	Signature of Shareholder

Print name of Spouse (if APT Shares are held in joint name or are community property)	(if APT Shares are held in joint name or are community property) Signature of Spouse

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B.	THIS SECTION B IS TO BE COMPLETED BY ANY SHAREHOLDER THAT IS A CORPORATION, PARTNERSHIP OR TRUST (INCLUDING GRANTOR TRUST).

1. Type of Entity:	[ ] General Partnership

[    ] Limited Partnership

[    ] Limited Liability Partnership (LLP)

[    ] Corporation

[    ] Limited Liability Company (LLC)

[    ] Trust

2.	State in Which Organized or Incorporated:

3.	Accredited Investor Status: (Please check appropriate box).

[ ] (a)	The undersigned Shareholder meets the definition below of an “Accredited Investor.”

[ ] (b)	The undersigned Shareholder does not meet the definition below of an “Accredited Investor.”

If you checked the box next to (b) above, please turn to Section C and complete the Purchaser Representative Agreement.

For purposes of this Question 3, an entity is an “Accredited Investor” if any or all of the following descriptions apply to the entity:

(1)	Each partner (including general and limited partners), Shareholder, grantor of a revocable trust or other equity owner of the Entity (a) has a net worth, individually or jointly with his or her spouse, and inclusive of home, home furnishings and automobiles, of at least $1,000,000, or (b) had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two preceding years and reasonably expects to reach the same income level in the current year; or

(2)

The undersigned is (a) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; (b) a bank, as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; (c) an insurance company, as defined in Section 2(13) of the Act; (d) an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) or a “business development company,” as defined in Section 2(a)(48) of the 1940 Act; (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business

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Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (g) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self directed plan, with investment decisions made solely by persons that are accredited investors; or

(3)	The undersigned is a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, in each case with total assets in excess of $5,000,000; or

(4)	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

4.	The undersigned hereby agrees to provide Acquiror upon request with a true and correct list of the names of all partners, shareholders, grantors of an irrevocable trust or other equity owners of the undersigned.

The undersigned investor has executed this Shareholder Questionnaire this          day of              2003.

Print name of partnership corporation, trust or other entity		Print name of authorized representative

By:
	Signature of authorized representative	Capacity of authorized representative

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C.	THIS SECTION C MUST BE COMPLETED BY ALL SHAREHOLDERS WHO ARE NOT “ACCREDITED INVESTORS.”

If you checked Item (b) of Question 2 in Section A or Item (b) of Question 3 in Section B, you must appoint a purchaser representative who is financially sophisticated to represent you in connection with your evaluation of the risks and merits of an investment in Acquiror Shares pursuant to the Merger. APT has retained              to act as the purchaser representative for the shareholders of APT.

If you have questions regarding your receipt of shares of Acquiror common stock in the Merger or would like additional information regarding [name of purchaser representative] or the Purchaser Representative Agreement, please feel free to call              of [name of purchaser representative] at (    )         -            .

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EXHIBIT TO INVESTOR QUESTIONNAIRE

PURCHASER REPRESENTATIVE AGREEMENT

This Purchaser Representative Agreement (the “Agreement”) is dated     , 2003, between              (the “Representative”) and the investor named on the signature page to this Agreement (the “Investor”).

RECITALS

WHEREAS, in connection with the proposed merger of Advanced Polymers Technologies, Inc. (“APT”) and a newly formed, wholly owned subsidiary of Durect Corporation (the “Issuer”), the Issuer is offering (the “Offering”) shares of Durect common stock (“Durect Common Shares”) to each of the Shareholders of APT, including the Investor, as described in a Proxy Statement dated April     , 2003 (which also serves as the private placement memorandum for Durect Corporation in connection with the Offering); and

WHEREAS, in order to facilitate the Offering, Representative has agreed to act as “purchaser representative” (as such term is defined in Rule 501(h) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended) for the Investor in connection with the Offering.

AGREEMENT

NOW, THEREFORE, in consideration of the promises set forth below and for other good and valuable consideration, the parties hereto hereby acknowledge and agree as follows:

1. The Investor acknowledges and confirms that Representative has been retained by APT on the Investor’s behalf to act as the Investor’s purchaser representative and professional advisor in connection with evaluating the merits and risks of the Offering. Investor further acknowledges that Representative and its officers, directors and registered representatives own common stock and rights to purchase common stock of APT, and will benefit from the Merger

2. Representative hereby confirms that Representative and its affiliates have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Durect Common Shares.

3. Representative represents that neither it nor any of its affiliates has, is expected to have, or, at any time during the previous two years has had, any material relationship with the Issuer or any of its affiliates and that neither it nor any of its affiliates or employees is (i) an affiliate, director, officer or other employee of the Issuer, or (ii) the beneficial owner of ten percent (10%) or more of any class of the equity securities of the Issuer or ten percent (10%) or more of the equity interest of the Issuer.

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4. Representative represents that it is not affiliated with and has not been and will not be compensated by the Issuer or any affiliate or selling agent of the Issuer, directly or indirectly, in connection with the services to be rendered to Investor under this Agreement.

5. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements or arrangements, whether written or oral, which the parties hereto may have had with respect to the subject matter hereof. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by each of the parties hereto.

6. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[REPRESENTATIVE]:

By:
Title:

INVESTOR:

Print Name:
Signature:
Address:
Telephone:
Fax No.:

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EXHIBIT C

PRINCIPAL SHAREHOLDERS

James P. English

Charlotte P. English

EXHIBIT D

SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

1. Except as disclosed in the Target Disclosure Schedule, Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, has all requisite corporate power to own, lease and operate its property and to carry on its business as now conducted.

2. Except as set forth in the Target Disclosure Schedule, the authorized capital stock of Target consists of 2,000 shares of Target Common Stock, par value $0.01 per share. There are (a) 2,000 shares of Target Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and none of which are subject to repurchase rights, (b) no options or option plans to purchase shares of Target Common Stock, and (c) no warrants or warrant agreements to purchase shares of Target Common Stock. All outstanding shares of Target Common Stock were issued in compliance with applicable federal and state securities laws. To our knowledge, except as set forth above and in the Target Disclosure Schedule, (i) there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

3. Target has all requisite corporate power and authority to enter into the Agreement, the Articles of Merger and to consummate the transactions contemplated thereby. The Agreement, the Articles of Merger, and the Transaction Documents are collectively referred to herein as the “Opinion Documents.” The execution and delivery of the Opinion Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target, including the approval of the Merger and the related transactions by Target’s shareholders under the provisions of the Alabama Business Corporation Act and Target’s Articles of Incorporation and Bylaws. The Opinion Documents have been duly and validly executed and delivered by Target and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

4. The execution and delivery by Target of the Opinion Documents and the consummation of the transactions contemplated thereby will not, (i) result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) to our knowledge, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any Material Contract or any other written contract or agreement listed in the Target Disclosure Schedules as being an obligation of Target, or (iii) to our knowledge, conflict or violate any governmental permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

5. Except as disclosed in the Target Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Target in connection with the execution and delivery of the Opinion Documents or the consummation of the transactions contemplated thereby, except for (i) the filing of the Articles of Merger with the Alabama Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Target.

6. To our knowledge, except as disclosed in the Target Disclosure Schedule, there is no action, proceeding or investigation pending or threatened in writing against Target before any court or administrative agency that questions the validity of the Agreement or that, either in any case or in the aggregate, might result in any materially adverse change in the business or financial condition of Target or any of its properties or assets, or in any material impairment of the right or ability of Target to carry on its business as now conducted, or in any material liability on the part of Target.

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EXHIBIT E

SUBJECT MATTER OF OPINION OF COUNSEL TO ACQUIROR

1. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror and has the corporate power and the authority to own or lease all of its properties and assets and to carry on its business as now conducted.

2. Each of the Agreement, the Articles of Merger and the other Transaction Documents to which Acquiror is a party has been duly and validly authorized by all necessary corporate action on the part of Acquiror and has been duly and validly executed and delivered by Acquiror. The Merger Agreement and the Articles of Merger constitute (assuming due execution and delivery by the other parties thereto) valid and binding obligations of Acquiror, and each is enforceable against Acquiror in accordance with its terms.

3. Neither the execution, delivery or performance of the Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated by any thereof will (a) violate any provision of the Certificate of Incorporation or By-laws of Acquiror, (b) to our knowledge and assuming that the Consents referred to in the Agreement are duly obtained, (i) violate, conflict with, result in any breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Acquiror under any contract required to be filed by Acquiror with the Securities and Exchange Commission to which Acquiror is a party, or by which it or any of its respective properties or assets may be bound or affected, except for any such violations, either individually or in the aggregate as would not have a Material Adverse Effect with respect to Acquiror, or (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or any of its material properties or assets, except for any such violations, either individually or in the aggregate as would not have a Material Adverse Effect with respect to Acquiror.

4. The Acquiror Common Stock, when issued pursuant to and in accordance with the Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. The Acquiror Common Stock shall not be subject to preemptive rights or liens, encumbrances or any other claims arising out of Acquiror’s or Sub’s actions or inactions.